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                                      Filed pursuant to Rule 424(b)(3) and (c)
                                      Registration No. 333-31599



                             PROSPECTUS SUPPLEMENT

                                       to

                         WELLPOINT HEALTH NETWORKS INC.
                        Prospectus dated August 5, 1997
            (relating to an aggregate of 50,000 shares to be issued
                under the Agent and Broker Incentive Share Plan)


The Prospectus dated August 5, 1997 relating to the WellPoint Health Networks Inc. Agent and Broker Incentive Share Plan (sometimes referred to as the "Agent Share Incentive Plan") is revised in the following manner:

        1. The dates January 15, 1999, November 30, 1997, January 15, 1999 and November 30, 1998 appearing in the second paragraph under the heading entitled "AGENT AND BROKER INCENTIVE SHARE PLAN -- Restricted Share Right Grants" shall be replaced with February 15, 1999, December 31, 1997, February 15, 1999 and December 31, 1998, respectively.

        2. The dates January 15, 1999, January 15, 2000, January 15, 2001 and November 30, 1998 appearing in the second paragraph under the heading entitled "AGENT AND BROKER INCENTIVE SHARE PLAN -- Issuance of Shares Pursuant to Restricted Share Rights Grants" shall be replaced with February 15, 1999, February 15, 2000, February 15, 2001 and December 31, 1998, respectively.


Dated: September 15, 1997